Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts:	Guy Wray	David Heinsch
	MOCON	PadillaCRT
	(763) 493-7228	(612) 455-1768
	gwray@mocon.com	david.heinsch@padillacrt.com

MOCON Announces Retirement of Vice President & CFO Darrell Lee and Appointment of Elissa Lindsoe as Successor

Minneapolis — Sept. 10, 2014— MOCON, Inc. (Nasdaq: MOCO) today announced that Darrell Lee will retire as vice president, treasurer and CFO at the beginning of October 2014, after nearly ten years with the company. Elissa Lindsoe, former CFO of Galil Medical Ltd., has been appointed vice president, treasurer and CFO effective October 6, 2014, reporting to chairman, president and CEO Bob Demorest. Lee will stay on with the company through October 31, 2014, to aid with the transition of duties.

“For almost a decade, Darrell has served as our CFO through periods of great change, particularly MOCON’s acquisition of Dansensor in 2012,” said Demorest. “Darrell has provided MOCON with excellent leadership during his tenure and is highly respected by his colleagues, our board of directors, the financial community and our shareholders. We appreciate all he has done for MOCON and we wish him all the best in his future endeavors.”

Lindsoe brings over 20 years of financial experience to MOCON. In her role as CFO of Galil Medical Ltd., (a private equity-owned medical device manufacturing firm), she oversaw all finance, accounting, human resources, IT, supply chain management, customer service, field service and manufacturing activities. Prior to her tenure at Galil, she served as CFO for two publicly traded companies: Urologix, Inc. and Indentix Incorporated. Lindsoe holds a Bachelor of Accounting degree from the University of Minnesota-Duluth.

“We are delighted that Elissa is joining our management team. She is a seasoned financial executive who is extremely well qualified to take on this role,” continued Demorest. “Considering our ambitious growth goals over the next several years, her strong skillset and fresh perspective will be valuable assets to MOCON. We are confident that her experience, expertise and drive will be instrumental in the future of our company.”

Said Lindsoe, “It is an honor to be appointed to this position; and I thank Bob and the Board for the vote of confidence. I am thrilled to join a company with a proven track record of top- and bottom-line expansion, exciting end-market opportunities and ambitious growth goals.”

About MOCON

MOCON is a leading provider of instrumentation and consulting and laboratory services to medical, pharmaceutical, food and other industries worldwide. See www.mocon.com for more information.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that can be identified by words such as “will,” “may,” “expect,” “believe,” “anticipate,” “estimate,” “continue,” or other similar expressions. All forward-looking statements speak only as of the date of this press release. MOCON undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which the company competes, there are important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements made in this press release. These factors include, but are not limited to, the integration and performance of Dansensor, the terms of our credit agreement including financial covenants included therein, competition and technological change, setbacks in product development programs, order cancellations, dependence on certain key industries, and other factors set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other documents MOCON files with or furnishes to the Securities and Exchange Commission.

MOCON's shares are traded on the NASDAQ Global Market System under the symbol MOCO.

MOCON is a registered trademark of MOCON, Inc.; other trademarks are those of their respective holders.